SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                               January 17, 2002
               (Date of Report (Date of Earliest Event Reported))

                             LA-Z-BOY INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                                   Michigan
                 (State or Other Jurisdiction of Incorporation)

                                    1-9656
                           (Commission File Number)

                                  38-0751137
                     (I.R.S. Employer Identification No.)

                            1284 N. Telegraph Road
                            Monroe, Michigan 48162
         (Address of Principal Executive Offices, Including Zip Code)

                                (734) 241-4414
              (Registrant's Telephone Number, Including Area Code)

                               [not applicable]
          (Former Name or Former Address If Changed Since Last Report)

                    La-Z-Boy REPORTS Strong Proprietary sales

MONROE MI, Jan. 17, 2002 - La-Z-Boy Incorporated (NYSE, PCX: LZB) announced today that for the first two months of its fiscal third quarter, which will end January 26, 2002, the La-Z-Boy Furniture Galleries have had same store unit sales increases of 12.5% in November and 15.7% in December, well above the company's expectations. La-Z-Boy Incorporated president and CEO Jerry Kiser commented "We have certainly enjoyed some strong retail business through the La-Z-Boy Furniture Galleries system in the fourth calendar quarter, a turnaround of the likes we haven't seen before in our history. We believe that this is likely the result of many families curtailing travel plans and spending money remodeling their homes."

Noting that this proprietary distribution represents a significant proportion of the company's sales, Kiser added, "Although this trend is not paralleled across our other channels of distribution, we have seen certain encouraging trends in those businesses as well." He concluded, "Because of this recent strength we now expect a low single digit percentage sales decrease in our January 2002 fiscal quarter. In addition, we are looking for earnings slightly exceeding the upper end of our earlier announced range of $0.26 - $0.30 per diluted share, versus the $0.27 we earned in the January quarter of fiscal 2001.

Forward-looking Information:
Any forward-looking statements contained in this report represent management's current expectations, based on present information and current assumptions. Actual results could differ materially from those anticipated or projected due to a number of factors. These factors include, but are not limited to: changes in consumer sentiment or demand, changes in housing sales, the impact of terrorism, the impact of interest rate changes, the impact of imports, changes in currency rates, competitive factors, operating factors, the effect of certain restructuring actions, and other factors identified from time to time in the company's reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments, or for any other reason.

La-Z-Boy Background Information
With annual sales in excess of $2 billion, La-Z-Boy Incorporated is one of the world's largest residential furniture producers, with manufacturing operations in ten states and four foreign countries. The La-Z-Boy Incorporated family of companies produces furniture for every room of the home and office under the brand names Alexvale, American Drew, Bauhaus, Centurion, Clayton Marcus, England, Hammary, HickoryMark, Kincaid, La-Z-Boy, La-Z-Boy Contract Furniture Group, Lea, Pennsylvania House and Sam Moore. And, under the American of Martinsville brand name, La-Z-Boy is also a leading manufacturer of contract furniture for the hospitality and assisted-living markets.

La-Z-Boy Incorporated's vast distribution network of proprietary retailers includes 296 La-Z-Boy Furniture Galleries(R) and 324 La-Z-Boy In-Store Gallerys; in-store gallery programs at Kincaid, Pennsylvania House and Clayton Marcus; England's Custom Comfort Centers and Lea's Kid's Generation displays. According to industry trade publication Furniture/Today, the La-Z-Boy Furniture Galleries retail network, by itself, represents the industry's fifth largest U.S. furniture store. La-Z-Boy's stock is traded on the New York and Pacific stock exchanges under the trading symbol: LZB. Additional information on the company is available at www.la-z-boy.com.











                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     LA-Z-BOY INCORPORATED


                                                     /s/ James J. Korsnack
                                                     ---------------------
Date:  January 17, 2002                              James J. Korsnack
                                                     Chief Accounting Officer